UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2019

TUSCAN HOLDINGS CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38970	83-3853706
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

135 E. 57th Street, 17th Floor

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(646) 948-7100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	THCAU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	THCA	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	THCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On July 16, 2019, Tuscan Holdings Corp. II (the “Company”) consummated the initial public offering (“IPO”) of 15,000,000 of its units (“Units”). Each Unit consists of one share of common stock, $0.0001 par value per share (“Common Stock”), and one-half of one redeemable warrant (“Warrant”), with each whole Warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $150,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 215,000 Units (“Private Units”) at a price of $10.00 per Private Unit and 2,150,000 private warrants (“Private Warrants”) at a price of $1.00 per Private Warrant, generating total proceeds of $4,300,000, to the Company’s initial stockholder and EarlyBirdCapital, Inc. (“EBC”), the sole book-running manager of the IPO, and its designees. The Private Units and Private Warrants are identical to the Units and Warrants sold in the IPO, except that the Private Warrants and the Warrants underlying the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. The purchasers of the Private Units and Private Warrants have agreed (A) to vote the Common Stock underlying the Private Units (“Private Shares”) in favor of any proposed business combination, (B) not to convert any Private Shares into the right to receive cash from the trust account in connection with a shareholder vote to approve the Company’s proposed initial business combination or sell any Private Shares to the Company in a tender offer in connection with a proposed initial business combination and (C) that such Private Shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated within the required time period. Additionally, the purchasers of Private Units and Private Warrants have agreed not to transfer, assign or sell any of the securities purchased in the Private Placement, including the underlying Common Stock and Warrants (except to certain permitted transferees), for certain periods of time.

An audited balance sheet as of July 16, 2019 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company announcing the consummation of the IPO and Private Placement is included as Exhibit 99.2 to this Current Report on Form 8-K.

On July 19, 2019, the Company consummated the sale of an additional 2,250,000 Units that were subject to the underwriters’ over-allotment option at $10.00 per Unit, generating gross proceeds of $22,500,000. Simultaneously with the closing of the sale of additional units, the Company consummated the sale of an additional 22,500 Private Units at a price of $10.00 per Private Unit and an additional 225,000 Private Warrants at a price of $1.00 per Private Warrant, generating total proceeds of $450,000. Following the closing of the over-allotment option and sale of additional Private Units and Private Warrants, an aggregate amount of $172,500,000 has been placed in the Company’s trust account established in connection with the IPO.

Item 9.01.	Financial Statement and Exhibits.

(d)       Exhibits:

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Consummation of IPO.

99.3	Press Release Announcing Over-Allotment Option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2019	TUSCAN HOLDINGS CORP. II

	By:	/s/ Stpehen A. Vogel
Name: Stephen A. Vogel
Title: Chief Executive Officer

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